UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

ATLAS TECHNICAL CONSULTANTS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38745 (Commission File Number)	83-0808563 (IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas (Address of principal executive offices)		78738 (Zip Code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, Mr. Stephen Kadenacy resigned as a director of the board of directors (the “Board”) of Atlas Technical Consultants, Inc. (the “Company”) to focus on his separate business interests. Mr. Kadenacy previously served as the Chief Executive Officer and Chairman of the Board of the Company from November 2018 until the consummation of the Company’s business combination in February 2020. Effective upon the Company’s business combination, Mr. Kadenacy resigned as an officer of the Company and has served as a director of the Company since that time and recently became the chief executive officer of Silverbox Engaged Merger Corp.

The resignation of Mr. Kadenacy was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Kadenacy for his many contributions in transitioning the Company to a successful publicly traded company and wish him well in his future business endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Dated: April 20, 2021